EXECUTIVE CHANGE IN LEADERSHIP AGREEMENT

This Executive Change in Leadership Agreement (this “Agreement”) is entered into as of [insert date] (the “Effective Date”) by and between Citizens, Inc., a Colorado corporation (the “Company”), and [executive name] (the “Executive”) (each, a “Party” and together, the “Parties”).

WHEREAS, the Executive has been and remains employed by the Company in a position of trust and confidence that provides great value to the Company;

WHEREAS, the Company recognizes that it is possible that a Change in Leadership (as defined herein) could occur at some time in the future;

WHEREAS, the Company recognizes the uncertainty of such a possibility could result in the distraction of the Executive from his or her assigned duties and responsibilities;

WHEREAS, the Company desires to assure the continued attention by the Executive to such duties and responsibilities without the potential distractions caused by a Change in Leadership; and

NOW THEREFORE, without altering, modifying, or otherwise impacting any written agreements between them as of the Effective Date, the Parties agree as follows:

A.Definitions

As used in this Agreement, the following definitions shall apply:

a.“Change in Leadership” shall mean the departure of Geoff Kolander as President and Chief Executive Officer of the Company prior to the end of the first term of his Employment Contract, entered into with the Company on January 1, 2019 and which ends January 1, 2022.

b.“Cause” shall mean:

a.Executive’s continued failure to satisfactorily perform the material responsibilities and duties as the Company’s employee;

b.Executive’s gross negligence, willful misconduct, or severe neglect in the performance of the duties and services as the Company’s employee;

c.Executive’s final conviction of a felony, or an admission or civil judgment that Executive engaged in fraud, embezzlement, or dishonesty;

d.Executive’s material breach of any applicable employment agreement with the Company;

e.Executive’s knowing and unauthorized disclosure of trade secrets or confidential information to any person outside the Company; or

f.Executive’s material violation of any rule, policy, or practice of the Company.

3.  “Good Reason” shall mean:

a.a material adverse change in Executive’s status as an executive or other key employee of the Company as in effect immediately prior to the Change in Leadership, including, without limitation, any material adverse change in Executive’s position, authority, or aggregate duties or responsibilities;

b. an adverse change in the Executive’s then-base monthly compensation or participation in other management incentive plans in which Executive participated at the time of a Change in Leadership; or

c. the taking of any action by the Company that would diminish other than in a de minimis amount the aggregate value of the benefits provided to Executive under the Company’s medical, health, dental, accident, disability, life insurance, or retirement plans in which Executive participated at the time of a Change in Leadership.

4.  “Termination Payment” shall mean:

1.reimbursement of six (6) months of COBRA continuation payments under the Company’s group health plan at cost of normal employee rate provided that Executive elects COBRA continuation coverage;

2.six (6) months of Executive’s then-base monthly compensation; and

3.the immediate vesting of any outstanding stock grants from the Company to the Executive.

B.   Effect of a Change in Leadership

If there is a Change in Leadership and the Executive is terminated without Cause or Executive terminates employment with the Company for Good Reason within one year of the Change in Leadership, Executive shall be entitled to a Termination Payment. The Termination Payment shall be made in a lump sum within 30 days of termination of employment provided Executive signs a release of claims in a form acceptable to the Company on the last day of Executive’s employment with the Company.

C. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to its principles of conflicts of law.

D. At-Will Employment

Nothing in this Agreement shall be construed to create a contract of employment for a fixed period of time or to otherwise alter the at-will nature of the relationship between the Parties, nor will it be construed to replace, limit or reduce any legal duty Executive would otherwise owe to the Company absent this Agreement.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

EXECUTIVE
Name:
CITIZENS, INC.
By:
Name:
Title: